Exhibit 10.1


                  SECOND AMENDMENT TO THE SILGAN HOLDINGS INC.

                            2004 STOCK INCENTIVE PLAN

          The Silgan Holdings Inc. 2004 Stock Incentive Plan, as amended by the Amendment to the 2004 Stock Incentive Plan effective as of March 15, 2005, (the "Plan") is hereby amended, effective as of April 9, 2009, to increase the number of shares that may be issued under the Plan, to extend the duration of the Plan and to make certain technical changes to the Plan to reflect compliance with Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     1. The definition of "Change in Control" in Section 2 of the Plan is amended to add the following new paragraph to the end thereof:

     Notwithstanding the foregoing, to the extent necessary to avoid the adverse tax consequences under Code Section 409A, a Change in Control shall mean any of the foregoing events but only to the extent it also meets the requirements of an event qualifying as a change in control event for purposes of Section 409A of the Code.

     2. The definition of "Disability" in Section 2 of the Plan is amended to add the following language to the end thereof:

     Notwithstanding the foregoing, to the extent necessary to avoid the adverse tax consequences under Code Section 409A, a Disability shall mean any of the foregoing events, as applicable, for an Employee or an Outside Director, but only to the extent it also meets the requirements of a disability for purposes of Section 409A of the Code.

     3. Section 5(a) of the Plan is amended to read in its entirety as follows:

     (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be issued in connection with Options, SARs, Stock Units, Restricted Shares and Performance Awards under the Plan after April 9, 2009 ("Effective Date") shall be 517,420, which is the number of Shares authorized and available for issuance or grant as Awards immediately prior to the Effective Date, plus an additional 1,500,000 Shares, so that a total of 2,017,420 Shares are authorized under the Plan as of the Effective Date. The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 17.

     4. Section 8(e) of the Plan is amended to add the following new paragraph to the end thereof:

     Notwithstanding anything herein to the contrary, in no event shall an extension of an Option term occur to the extent that such extension would result in the adverse tax consequences under Code Section 409A.



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     5. Section 8(h) of the Plan is amended to read in its entirety as follows:

     (h) Prohibition on Repricing. The Committee shall not reduce the Exercise Price of an Option (except for adjustments permitted by Section 17), or cancel and replace an existing Option with an Option having a lower Exercise Price, without first obtaining approval for such actions from the Company's stockholders or to the extent such repricing or cancellation and replacement would result in the adverse tax consequences under Code Section 409A.

     6. Section 10(d) of the Plan is amended to add the following language to the end thereof:

     Notwithstanding anything herein to the contrary, in no event shall an extension of a SAR term occur to the extent that such extension would result in the adverse tax consequences under Code Section 409A.

     7. Section 10(g) of the Plan is amended in its entirety to read as follows:

     (g) Prohibition on Repricing. The Committee shall not reduce the Exercise Price of a SAR (except for adjustments permitted by Section 17), or cancel and replace an existing SAR with a SAR having a lower Exercise Price, without first obtaining approval for such actions from the Company's stockholders or to the extent such repricing or cancellation and replacement would result in the adverse tax consequences under Code Section 409A.

     8. Section 11(c) of the Plan is amended to add the following language to the end thereof:

     Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Section 409A of the Code.

     9. Section 12(e) of the Plan is amended to add the following language to the end thereof:

     Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Section 409A of the Code.

     10. Section 12(h) of the Plan is amended to add the following language to the end thereof:

     Notwithstanding anything in the Plan to the contrary, including, without limitation, anything contained in Sections 6, 11, 12 or 17, in no event shall a 162(m) Employee receive a payment under an Award intended to meet the requirements of performance-based compensation for


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     purposes of Section  162(m) of the Code unless the  applicable  Performance
     Criteria have been met (except as may be permitted under the Plan and an Award upon death, disability or change of ownership or control in a manner consistent with the regulations under Section 162(m) of the Code), to the extent required to meet the requirements of Section 162(m) of the Code.

     11. Section 17(a) of the Plan is amended to add the following language to the end thereof:

     No adjustment shall be made with respect to Awards to the extent the adjustment would result in adverse tax consequences under Code Section 409A.

     12. Section 18(c) of the Plan is amended to add the following language to the end thereof:

     Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Section 409A of the Code.

     13. Section 18(e) of the Plan is amended to add the following language to the end thereof:

     Notwithstanding anything in the Plan or any Award to the contrary, to the extent necessary to avoid the adverse tax consequences under Code Section 409A, in the event that a Participant is determined to be a specified employee in accordance with Code Section 409A, and the regulations and other guidance issued thereunder for purposes of any payment upon separation from service, such payments shall be made or begin, as applicable, on the first day of the first month which is more than six months following the date of separation from service.

     14. Section 27(a) of the Plan is amended to read as follows:

     (a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on May 27, 2016, and may be terminated on any earlier date pursuant to subsection (b) below.